Exhibit T3A.19

THE COMPANIES LAW, CAP. 113

PRIVATE COMPANY LIMITED

BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

THE COMPANY

JELEGAT HOLDINGS LIMITED

Incorporated on the     day of                     2009

Certificate No.

ANTIS TRIANTAFYLLIDES AND SONS LLC

Advocates

2-4 Arch. Makarios III Av.

Capital Center

9th Floor

Nicosia 1065

CYPRUS

THE COMPANIES LAW CAP, 113

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF THE COMPANY

JELEGAT HOLDINGS LIMITED

1. The name of the Company is:

JELEGAT HOLDINGS LIMITED

2. The registered office of the Company will be situated in Cyprus.

3. The objects for which the Company is established are:-

(1) To carry on either alone or jointly with others anywhere in the world, any trade, business, work, operation or activity whatsoever relating to, connected with or involving shares, stock, bonds, debt, securities, warrants, options, derivatives, commodities and any other instruments relating to equity, debt or commodities of all kinds, real estate and developing, buying, selling and financing real estate or other businesses, sinking of wells, pumping, diving, surveying, mineral, oil or gas exploration, extraction or exploitation, installation or building of any structures, and, in connection with or in relation to any of the above, to act as contractor, subcontractor, supplier of power, designer, surveyor, manager, tenderer, agent, consultant, insurer, engineer, machinist and broker of all kinds of merchandise and goods.

(2) To purchase, sell, exchange, rent and otherwise trade any kind of movable and immovable property and goods, and any commercial and financial business and to participate in other companies and businesses and/or to acquire by purchase or otherwise the whole or part of the share or other capital of other companies.

(3) To carry on either alone or jointly with others anywhere in the world (and whether in a “free zone area”, bonded area or elsewhere), the business of manufactures, processers, dealers, wholesalers, retailers, importers, exporters, suppliers, distributors, buyers or sellers in relation to any kind of goods, materials, merchandise or things of any nature, as well as the business of merchants in general, carriers by any means of transportation, travel or insurance agents or brokers, customs clearing agents, estate agents and agents and brokers in general, and/or to carry on hotel and/or tourist businesses and/or to manage tourist offices, hotels, motels, restaurants, entertainment establishments and to rent and exploit same.

(4) To engage, hire and train professional, clerical, manual, technical and other staff and workers and to use the services of all or any of them and in any way and manner acquire, possess, manufacture or assemble any property of any kind or description whatsoever (including any rights over or in connection with such property) and to allocate or make available the aforesaid personnel or services or make available such property or its use on hire purchase, sale, exchange or in any other manner whatsoever, to third parties and otherwise to utilise same for the benefit or advantage of the Company as the Board may from time to time determine; to provide or procure the provision by others of every and any service in relation to the above to any person, firm or company.

(5) To carry on any other business or activity which may seem to the Board as beneficial or expedient in connection with any of the objects which are set out herein or which, at the discretion of the Board, is calculated to or can, directly or indirectly, enhance the value of or render more profitable any of the Company’s business, property or rights.

(6) To purchase, obtain by way of gift, take on lease or sub-lease or in exchange, or otherwise acquire or possess any lands, buildings, easements, rights, privileges, concessions, permits, goods and movable and immovable property of any kind and description (whether mortgaged, charged or not).

(7) To erect, maintain, operate, control, manage, construct, reconstruct, convert, enlarge, repair improve, adapt, furnish, decorate, demolish and replace any shops, offices, flats, electric or water works, workshops, factories, mills, plants, machinery, warehouses and any other works, buildings, plants, conveniences or structures of any kind and to contribute to, subsidize or otherwise assist or take part in the construction, improvement, maintenance, operation, management, carrying out or control thereof.

(8) To improve, manage, control, cultivate, develop, exploit, exchange, let on lease or otherwise, dispose of, mortgage, charge, sell, realize, grant as gift, turn to account and grant rights and privileges in respect of property, assets and rights of the Company or otherwise deal with all or any part of the said property of the Company and to adopt such means of making known and advertising the business and products of the Company as may seem expedient to the Board.

(9) To manufacture, repair, import, buy, sell, export, let on hire and generally trade or deal in, any kind of accessories, articles, apparatus, plant, machinery, tools, goods, properties, rights of ownership and things and rights of any description.

(10) To deal in, utilise for building or other purposes, let on lease or sublease or on hire, to assign or grant licence over, charge or mortgage, the whole or any part or parts of the immovable property of the Company or any rights thereon or in which the Company is interested on such terms as may seem expedient to the Board.

(11) To purchase or otherwise acquire all or any part of the business, assets, property and liabilities of any company, society, partnership or person which at the discretion of the Board (i) carries on any business which the Company is authorised to carry on or which is ancillary to the carrying on of the business of the Company or (ii) possesses property suitable for the purposes of the Company and to undertake, conduct and carry on, or liquidate and wind up, any such business and, in consideration for such acquisition, to pay, money, issue shares, undertake any liabilities or acquire any interest in the vendor’s business.

(12) To apply for, purchase or otherwise acquire any designs, trade marks, patents, patent rights or inventions, brevets d’invention, copyright or secret processes and to grant licences for the use thereof.

(13) To pay all costs, charges and expenses incurred or sustained in relation to the promotion, formation and establishment of the Company or which at the discretion of the Board may be considered as preliminary expenses or expenses incurred prior to incorporation and with a view to incorporation of the Company, including professional fees, advertising expenses, taxes, commissions for underwriting, brokerage, printing and stationery, salaries to employees and other similar expenses or expenses relating to any business or work carried on or performed prior to the incorporation of the Company, which the Board may decide that the Company takes over or continues.

(14) Upon any issue of shares, debentures or any other securities of the Company, to employ brokers, commission agents and underwriters, and to provide for the remuneration of such persons for their services by payment in cash or by the issue of shares, debentures or other securities of the Company, or by the granting of options to acquire same, or in any other manner allowed by law.

(15) To borrow, raise money or secure obligations (whether of the Company or any other person in such manner and on such terms and conditions as may seem expedient to the Board, including the issue of debentures, debenture stock of perpetual or limited duration, bonds or any other securities, with or with no security and on such terms and conditions regarding priority or otherwise as may seem expedient to the Board. For the purpose of this paragraph, the term “security” means the mortgaging, encumbrance, pledging, assignment or in any other way creation of any rights or priorities in favour of any person on the whole or part of the undertaking, the property, the assets, the book debts, the rights, the choses in action, the receivables, the present and future income and the uncalled capital of the Company.

(16) To give credit and to lend and advance money to any person, firm, body corporate or company.

(17) To guarantee, give guarantees or indemnities for, undertake or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether with or with no personal covenant, and whether with or with no security, or in any other way whatsoever as the Board may decide, the liabilities, the performance of contracts and obligations and the payment of any moneys whatsoever by any person, firm or company whether this, at the relevant time, is the holding company or a subsidiary or an associated company or an affiliate of the Company or not, whether the Company has any contractual relations with such person, firm or company or not, whether the Company holds any interest in such person, firm or company or not, whether such person, firm or company holds any shares or interest in the Company or not and to assist in any other way as the Board may deem expedient any other person, firm or company.

For the purpose of this paragraph, the term “security” means the mortgaging, encumbrance, pledging, assignment or in any other way creation of any rights or priorities in favour of any person on the whole or part of the undertaking, the property, the assets, the book debts, the rights, the choses in action, the receivables, the present and future income and the uncalled capital of the Company.

(18) To deal in matters relating to the purchase or otherwise acquisition, sale, exchange, conversion, direct conversion or swap, allotment or collection, exercise of options or other transaction or trade of any nature or description relating to exchange in any currency, commodities, exchange rates, interest rates, bonds, debentures, shares, warrants or other securities of any nature or description and to conclude agreements of financial content or other agreements relating to the above transactions or trades or generally agreements of any nature or description, including, without limiting the generality of the above, ISDA agreements of the International Swap and Derivatives Association and other agreements of a similar type or nature.

(19) To execute, issue, accept, endorse, pre-pay and negotiate or trade with bills of exchange, promissory notes, bills of lading, negotiable instruments and other transferable instruments or securities.

(20) To receive money on deposit, with or without concessions or interest thereon.

(21) To advance and lend money with or without security as the Board may deem expedient.

(22) To invest the moneys of the Company not immediately required, in such manner as may be determined by the Board from time to time.

(23) To issue, or guarantee the issue or the payment of interest on the shares, debentures, debenture stock, or other securities or obligations of any company or association, and to pay or provide for payment of brokerage, commission, and underwriting expenses in respect of any such issue.

(24) To acquire by subscription, purchase or otherwise, and to accept, take, hold, deal in, convert and sell, any kind of shares, stock, debentures or other securities or interests in any other company, society or undertaking whatsoever.

(25) To issue and allot fully or partly paid shares in the capital of the Company or issue debentures or securities in payment or part payment of any movable or immovable property purchased or otherwise acquired by the Company or any services rendered to the Company and to remunerate in cash or otherwise any person, firm or company for rendering services to the Company or grant donations to such persons.

(26) To establish anywhere in the world, branch offices, regional offices, agencies and local boards and to regulate and to discontinue same.

(27) To provide for the welfare of officers or of persons in the employment of the Company, or former officers or persons formerly in the employment of the Company or its predecessors in business or officers or employees of any subsidiary or dependant, or associate or affiliate company, of the Company, and the wives, widows, dependants and families of such persons, by grants of money, pensions or other payments, (including payments of insurance premia), to form, to subscribe to, to assist, or to otherwise aid any trust, fund or scheme for the benefit of such persons.

(28) To form, to subscribe to, to assist, to pay for subscriptions or contributions or to otherwise aid any trust, fund, scheme, foundation or goal with a philanthropic, benevolent, religious, scientific, national or other public nature character.

(29) To enter into and carry into effect any contract for joint working in business, union of interests, partnership or for sharing of profits, or for amalgamation with any other company, partnership or person, carrying on business within the objects of the Company.

(30) To establish, promote the formation of and otherwise assist any company or companies for the purpose of acquiring any of the property or furthering any of the objects of the Company or for any other purpose which may seem, at the discretion of the Board, directly or indirectly calculated to benefit the Company.

(31) To apply for, promote, and obtain by law, order, regulation, bylaws or otherwise, concessions, rights, privileges, licences or permits enabling the Company to carry out any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose, which at the discretion of the Board, may seem beneficial.

(32) To object to any procedure or application that might harm directly or indirectly the interests of the Company and to enter into and carry out any contract with any Government or Authority (highest, municipal, local or other) which, at the discretion of the Board, could be considered to contribute to the attainment of all or some of the objects of the Company.

(33) To sell, dispose of, mortgage, charge, grant rights or options or transfer the business, property and undertakings of the Company or any part thereof for any consideration which, at the discretion of the Board, may be acceptable.

(34) To accept stock or shares, or debentures, mortgage debentures or other securities of any other company in full payment or part payment for any services rendered to the other company or for any sale made towards or for debt owing from the other company.

(35) To distribute in specie or otherwise any assets of the Company among its Members and, particularly, the shares, debentures or other securities of any other company belonging to the Company or which the Company may have the power of disposing.

(36) To do all or any of the matters hereby authorised in any part of the world either alone or in conjunction with any other company, firm or person.

(37) To do all or any of the matters hereby authorised in any part of the world either alone or through factors, trustees, sub-contractors, brokers or agents.

(38) To do all or any of the matters hereby authorised in any part of the world as principal, factor, trustee, sub-contractor, broker or agent for any other company, firm or person.

(39) To procure the registration or recognition of the Company in any country or place and to act as secretary, director or treasurer of any other company.

(40) To open, close, maintain, either in its name alone or together with any other person or persons, either through a third party or parties, any kind of account with any banking or other institution, organization, company or person either in Cyprus or abroad and for any purpose.

(41) Generally to do all such other acts which, at the discretion of the Board, be incidental or conducive to the attainment of the above objects or some of them.

The objects set forth in any sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except when the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or marginal title or by the name of the Company. None of the above sub-clauses or object or objects therein specified or the powers thereby conferred shall be deemed complementary or ancillary to the objects or powers mentioned in any other sub-clause. The Company shall have full power to exercise all or any of the powers and, at the discretion of the Board, to achieve or to endeavor to achieve all or any of the objects conferred by and provided in any one or more of the said sub-clauses.

Notwithstanding the above objects, powers and other provisions the Company (a) will not provide financial services except if, and to the extent that, it is allowed by applicable law and, if required, according to any license issued by the Cyprus Securities and Exchange Commission or by any other competent Authority and (b) will not undertake, directly or indirectly, any obligations towards the public, either in the form of deposits, negotiable instruments or by any other means of lending. For present purposes, the term “public” does not include banking or financial institutions, Members of the Company, or other company belonging to the same group of companies. The term “deposits” does not include a sum of money which is received after a contract is entered into relating to either the distribution of goods or the provision of services, not including “financial services” as this term is defined by applicable Cyprus law. The term “lending” does not include credit which is guaranteed in relation to the acquisition of goods or the receipt of services.

Capitalized terms used herein and not defined shall have the same meaning as is given to them in the Articles of Association of the Company, unless the context otherwise requires.

4. The liability of the Members is limited.

5. The share capital of the Company is EURO 1.000 divided into 1.000 shares of EURO 1 each with power to issue any of the shares in the capital, original or increased, with or subject to any preferential, special or qualified rights or conditions as regards dividends, repayment of capital, voting or otherwise.

WE, whose names and addresses are subscribed below, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTION OF SUBSCRIBERS	Number of shares taken by each subscriber
A.T.S. NOMINEES LIMITED Limited Liability Company Registration Number 52415 2-4 Arch. Makarios III Av. Capital Center, 9th Floor Nicosia 1065 CYPRUS	1.000 Shares

Dated this the     day of                      2009

Witness to the above signatures:

ELSIE PRAXITELOUS
Secretary
2-4 Arch. Makarios III Av.
Capital Center, 9th Floor
Nicosia 1065

THE COMPANIES LAW, CAP. 113

ARTICLES OF ASSOCIATION

OF

JELEGAT HOLDINGS LIMITED

INTERPRETATION

1. In these Regulations and in the Memorandum of Association:

“Affiliate”	(or any derivative thereof), in respect of a Person, means another Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person. For the purposes of this definition, the term “control” and its derivative forms refer to the ownership or control of securities of any Person ordinarily (and not merely upon the happening of an event of default, an event of noncompliance or other similar event) either (a) having the right to cause the election of a majority of such Person’s board of directors or analogous governing body or (b) having more than one-third (1/3) of the equity interest in such Person.

“Annual General Meeting”	means the annual General Meeting of the Company held pursuant to section 125 of the Law.

“Auditors”	means the appointed auditors of the Company pursuant to the Law.

“Board”	means the board of directors of the Company.

“Business Day”	means a day on which banks are open for business in the Republic of Cyprus.

“Chairman”	means the chairman of the meetings of the Board who is elected as chairman according to Regulation 102 of these Regulations.

“Company”	means this company.

“Cyprus”	means the Republic of Cyprus.

“Director”	means a member of the Board.

“General Meeting”	means the general meeting of the Company.

“the Law”	means the Companies Law, Cap. 113 or any law substituting or amending same.

“Member”	means every natural and/or legal person who owns shares in the Company.

“Ordinary Resolution”	means an ordinary resolution of the General Meeting.

“Person”	means any individual, partnership, company, legal person, unincorporated organization, trust (including the trustees in their aforesaid capacity) or other entity.

“Regulations”	means the present Articles of Association of the Company.

“Seal”	means the common seal of the Company.

“Secretary”	means the secretary of the Company.

“Special Resolution”	means a special resolution of the General Meeting within the meaning of section 135(2) of the Law.

Expressions referring to “in writing” shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography, and other modes of representing or reproducing words in a visible form.

Unless the context otherwise requires, words or expressions contained in these Regulations shall bear the same meaning as in the Law or any statutory modification thereof in force at the date at which these Regulations become binding on the Company.

EXCLUSION OF TABLE “A”

2. The Regulations contained in Table “A” in the First Schedule to the Law shall not apply except so far as the same are repeated or contained in these Regulations.

PRELIMINARY

3. The Company is a private company and accordingly:

(a)	The right to transfer shares is restricted in the manner hereinafter prescribed.

(b)	The number of Members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were, while in such employment, and have continued after the termination of such employment, to be Members of the Company) is limited to fifty. Provided that where two or more persons hold one or more shares in the Company jointly they shall for the purpose of this Regulation be treated as a single Member.

(c)	Any invitation to the public to subscribe for any shares or debentures of the Company is prohibited.

(d)	The Company shall not have power to issue share warrants to bearer.

(e)	At all times when the Company has only one Member, the following provisions shall apply:

(i)	The sole Member exercises all the powers of the General Meeting provided, always, that any decisions taken by the said Member in General Meeting are minuted or taken in writing.

(ii)	Agreements concluded between the sole Member and the Company, are minuted or reduced in writing, unless they relate to day to day transactions of the Company concluded in the ordinary course of business.

(f)	At all times when the Company has only one Director, the sole Director exercises all the powers of the Board provided that the decisions which are taken by the said Director in its capacity as the Board are minuted or are taken in writing.

BUSINESS

4. The Company shall pay all preliminary and other expenses and enter into, adopt or carry into effect and take over or continue (with such modifications, if any, as the contracting parties shall agree and the Board shall approve), any agreement or business or work reached or carried on (as the case might be) prior to incorporation, as the Company may decide.

SHARE CAPITAL AND VARIATION OF RIGHTS

5. The shares shall be at the disposal of the Board which may allot or otherwise dispose of them, subject to Regulation 3, and to the provisions of the next following Regulation, at its discretion to such persons at such times and generally on such terms and conditions, and provided that no shares shall be issued at a discount, except as provided by section 56 of the Law.

6. Unless otherwise determined by the Company by a Special Resolution, any original shares for the time being unissued and not allotted and any new shares from time to time to be created shall, before they are issued, be offered to the Members in proportion, as nearly as may be, to the number of shares held by them. Such offer shall be made by notice specifying the number of shares offered and limiting a time within which the offer, if not accepted, will be deemed to be declined, and after the expiration of such time, or on the receipt of a notification from the person to whom the offer is made that he declines to accept the shares offered, the Company may, subject to these Regulations, dispose of the same in such manner as it thinks most beneficial to the Company. The Company may, in like manner, dispose of any such new or original shares as aforesaid, which, by reason of the proportion borne by them to the number of persons entitled to such offer as aforesaid or by reason of any other difficulty in apportioning the same, cannot in the opinion of the Company be conveniently offered in the manner hereinbefore provided.

7. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any shares in the Company may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

8. Subject to the provisions of section 57 of the Law, any preference shares may, with the sanction of an Ordinary Resolution, be issued on the terms that they are, or at the option of the Company are liable, to be redeemed on such terms and in such manner as the Company before the issue of the shares may by Special Resolution determine.

9. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-fourths (3/4) of the issued shares of that class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Regulations relating to General Meetings shall apply, but so that the necessary quorum shall be two (2) persons at least holding or representing by proxy one-third (1/3) of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

10. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

11. The Company may exercise the powers of paying commissions conferred by section 52 of the Law, provided that the rate per cent or the amount of the commission paid or agreed to be paid shall be disclosed in the manner required by the said section and the rate of the commission shall not exceed the rate of ten per cent (10%) of the price at which the shares in respect whereof the same is paid are issued or an amount equal to ten per cent (10%) of such price (as the case may be). Such commission may be satisfied by the payment of cash or the allotment of fully or partly paid shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

12. Except as required by law, no person shall be recognized by the Company as holding any shares upon any trust, and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Regulations or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

13. Every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgment of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares. Every certificate shall be under the Seal and shall specify the shares to which it relates and the amount paid up thereon. Provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

14. If a share certificate be defaced, lost or destroyed, it may be substituted on such terms (if any) as to evidence and indemnity and the payment of out-of-pocket expenses of the Company for investigating the evidence adduced as the Board thinks fit.

15. The Company shall provide financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company only in compliance with the Law.

LIEN

16. The Company shall have a first and paramount lien on every share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Board may at any time declare any share to be wholly or in part exempt from the provisions of this Regulation. The Company’s lien, if any, on a share shall extend to all dividends payable thereon as well as to any other rights or benefits attached thereto.

17. The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days (14) after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.

18. To give effect to any such sale, the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

20. The Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times and place of payment) pay to the Company, at the time or times and place so specified, the amount called on his shares. A call may be revoked or postponed as the Board may determine and the Members shall be accordingly notified.

21. A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be required to be paid by installments.

22. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding eight per cent (8%) per annum as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

24. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Regulations be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable. In case of non-payment all relevant provisions of these Regulations as to payment of interest and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified. The Board may on the issue of shares, differentiate between the holders as to the number of calls, the amount of calls to be paid and the times of payment.

25. The Board may, if it thinks fit, receive from any Member willing to advance the same, all or any part of the moneys uncalled and unpaid upon any shares held by him and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in General Meeting shall otherwise direct) five per cent (5%) per annum, as may be agreed upon between the Board and the Member paying such sum in advance.

TRANSFER OF SHARES

26. The instrument of transfer of any share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the register of Members in respect thereof.

27. Subject to such of the restrictions of these Regulations as may be applicable, any Member may transfer all or any of his shares by instrument in writing in any usual or common form or any other form which the Board may approve.

28. The Board may, other than in the cases set out in Regulations 35, 36, and 37 below, in its absolute discretion and without assigning any reason therefor, decline to register the transfer of a share to a person of whom it shall not approve. Further, the Board may also decline to register the transfer of a share on which the Company has a lien.

29. The Board may also decline to recognize any instrument of transfer unless:

(a)	a fee is paid to the Company as the Board may, in its discretion determine, which shall not exceed Euro 1. Provided that in case the Board does not fix any amount, no amount shall be payable;

(b)	the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer; and

(c)	the instrument of transfer is in respect of only one class of shares.

30. If the Board refuses to register a transfer it shall, within two months after the date on which the instrument of transfer was lodged with the Company, send to the transferee notice of the refusal.

31. The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine, provided always that such registration shall not be suspended for more than thirty (30) days in any year.

32. The Company shall be entitled to charge a fee not exceeding Euro 1 on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, or other instrument.

33. Regulations 26 and 27 shall be read subject to the provisions of Regulation 34,

34. No Member shall transfer any of its shares except by transfer to one of its Affiliates or in accordance with Regulations 35, 36 and 37 below and any transfer in breach of these Regulations shall be void.

35. Other than transfers to Affiliates or transfers made in accordance with Regulations 36 and 37, the right to transfer shares in the Company shall be subject to the following restrictions and provisions:

(I)	Before any Member (the “Selling Shareholder”) transfers any of its shares, it shall give notice in writing (the “Transfer Notice”) to the Company of its desire to do so and it will not transfer such shares unless the following procedures of this Regulation 35 have been observed.

(II)	The Transfer Notice:

(a)	shall specify the number and class of shares proposed to be transferred (“Offered Shares”);

(b)	shall specify the price per share at which the Selling Shareholder proposes to transfer the Offered Shares (the “Prescribed Price”);

(c)	shall specify the name of the proposed transferee (the “Proposed Transferee”) and its business and any other material terms pertaining to the transfer to the Proposed Transferee;

(d)	shall constitute the Company as the Selling Shareholder’s agent to offer to sell to the other Members (the “Offerees”) the Offered Shares in accordance with Regulation 35(111);

(e)	shall not be withdrawn except as provided in Regulation 35(VIII)(b); and

(f)	if applicable, shall include a Drag Along Notice under Regulation 37.

(III)	Within five (5) Business Days following receipt of the Transfer Notice (the “Offer Date”), the Company shall by written notice offer the Offered Shares to the Offerees on the following basis:

(a)	the Offered Shares shall be offered at the Prescribed Price;

(b)	the offer shall limit the time, not being less than twenty (20) Business Days from the Offer Date, within which the offer may be accepted by the Offerees (the “Acceptance Period”);

(c)	all Offerees may accept all (but not part only) of the Offered Shares;

(d)	if more than one Offerees accept the Offered Shares, these will be allocated in proportion, as near as is possible, to the proportion which their respective share ownership bears to the aggregate share ownership of all Members (excluding for these purposes all shares held by the Selling Shareholder).

(IV)	Not later than five (5) Business Days following the end of the Acceptance Period (the “Allocation Date”) the Company shall give written notice (the “Allocation Notice”) to the Selling Shareholder and to all the Offerees stating one of the following:

(a)	(i) That no Offeree has accepted to purchase any of the Offered Shares, (ii) that the provisions of Regulation 35(V) will apply, (iii) if applicable, that the Offerees may exercise Tag Along Rights under Regulation 36 and (iv) if applicable, that the Offerees are Dragged Shareholders under Regulation 37; or

(b)	That the Offerees have accepted to purchase the Offered Shares, giving the name and address of each Offeree and the number of Offered Shares to be purchased by each of them, being in accordance with the provisions of Regulation 35(III) (d).

(V)	If no Offeree has accepted to purchase the Offered Shares, the Selling Shareholder may within ten (10) Business Days of the Allocation Date proceed with the transfer to the Proposed Transferee at a price not lower than the Prescribed Price, provided that, in case the Tag Along Rights in Regulation 36 below are exercised, the time limits for transferring the relevant shares to the Proposed Transferee shall be those provided in the said Regulation and not as provided in this paragraph.

(VI)	If any Offerees have accepted to purchase the Offered Shares, the Selling Shareholder shall be bound on payment of the Prescribed Price to transfer the shares in question to the accepting Offerees, each sale and purchase to be completed at the registered office of the Company during normal business hours on the first Business Day after the expiry of ten (10) Business Days from the Allocation Date.

(VII)	If, after having become bound to transfer the Offered Shares to any Offerees pursuant to Regulation 35(VI), the Selling Shareholder defaults in transferring same, then, without prejudice to any other rights of the Offeree(s), the following provisions shall apply:

(a)	the Company may receive the purchase money for the Offered Shares and the defaulting Selling Shareholder shall be deemed to have appointed any Director or the Secretary as the Selling Shareholder’s attorney, in accordance with Regulation 35(11)(d), to execute a transfer of the Offered Shares in favour of the relevant Offeree(s) and to receive the purchase money in trust for the Selling Shareholder;

(b)	the receipt by the Company of the purchase money shall be a good discharge of the relevant Offeree(s) and the entry in the register of Members of the name of the said Offeree(s) shall constitute conclusive evidence that the transfer has been validly completed; and

(c)	the Selling Shareholder shall be bound to deliver up any share certificate to the Company in respect of the Offered Shares and upon such delivery as well as delivery of any documents which the Company may require in order to indicate the Selling Shareholder’s acknowledgement of the validity of the transfer of the Offered Shares to the relevant Offeree(s) hereunder, shall be entitled to receive the purchase price without interest. If such share certificate comprises any shares which the Selling Shareholder has not become bound to transfer, the Company shall issue to the Selling Shareholder a share certificate for the balance of those shares.

(VIII)	If one or more Offerees (the “Defaulting Offerees”) fail to complete the purchase of the Offered Shares which are to be transferred to them under Regulation 35(VI) (the “Defaulted Offered Shares”) in accordance with the terms of an Allocation Notice, then, without prejudice to any other rights of the Selling Shareholder, the following provisions shall apply:

(a)	The Defaulting Offered Shares shall be offered to all other Offerees and the provisions of Regulations 35 (II), (III), (IV),(V),(VI) and (VII) shall apply to such Defaulting Offered Shares;

(b)	In case all the Defaulting Offered Shares are not purchased by the other Offerees, either because they have not accepted to purchase same or because they have defaulted after they have accepted, the Selling Shareholder:

(i)	shall be deemed to have validly and lawfully cancelled the Company’s authority to sell the Defaulted Offered Shares to such Offeree(s); and

(ii)	may, before the expiration of thirty (30) Business Days after the Allocation Date, select by notice in writing to the Company to transfer the Defaulted Offered Shares to any person at a price not lower than the Prescribed Price and on terms not more favourable than those offered to the Offerees. If the Selling Shareholder does not send a notice to the Company as aforesaid or if the transfer is not completed within five (5) Business Days from such a notice being sent, then the Selling Shareholder shall not be permitted to make the transfer without again complying with all of the provisions of this Regulation 35.

(IX)	For the avoidance of doubt there shall be no right of first refusal under Regulation 35 with respect to any shares transferred under Regulations 36 and 37.

36. The Members shall have the following tag along rights:

(a)	In case the Selling Shareholder proposes to sell shares consisting in total of a majority of the issued and outstanding share capital of the Company (in this case the Selling Shareholder is called an “Investor Majority”) and no Offeree has accepted to purchase the Offered Shares under Regulation 35(111), then each Offeree shall have a right (the “Tag Along Right”) to participate in the transfer of the Offered Shares to the Proposed Transferee on the terms and conditions originally set out in the Transfer Notice (the “Original Conditions”).

(b)	The Tag Along Rights shall be exercised by the relevant Offeree(s) (the “Tag Along Shareholder(s)”) by delivering a notice in writing to the Investor Majority (the “Tag Along Notice”), with a copy to the Company, requiring the Investor Majority to include in the transfer to the Proposed Transferee, on the Original Conditions, some or all of the shares owned by it, provided that the Tag Along Shareholders shall not be required to make any representation to the Proposed Transferee other than in relation to their title to their shares.

(c)	The Tag Along Notice shall state the number of shares that the Tag Along Shareholder desires to transfer (the “Tag Along Shares”) and shall be delivered to the Company and the Investor Majority within five (5) Business Days of the Allocation Notice. The failure by a Member to give the Tag Along Notice within the time prescribed by this Regulation 36(c) shall constitute a waiver by it to transfer its shares to the Proposed Transferee but without prejudice to its exercise of its Tag Along Rights under this Regulation 36 in relation to future transfers.

(d)	Within ten (10) Business Days from the delivery of the Tag Along Notice(s), the Investor Majority shall request the Proposed Transferee to submit an offer (the “Revised Offer”) to the Investor Majority, and who together with the Tag Along Shareholders are called the “Transferring Shareholders”, for the purchase of a specified number of all shares on offer including the Offered Shares and the Tag Along Shares. The Revised Offer shall be required to be submitted within twenty (20) Business Days from the date of such request.

(e)	If a Revised Offer is submitted within the required twenty (20) Business Days with terms and conditions of transfer substantially equal to or more favourable than the Original Conditions and (i) if the Revised Offer is for all of the shares offered by the Transferring Shareholders, the Transferring Shareholders shall consummate the sale of the shares according to the Revised Offer; or (ii) if the Revised Offer is for fewer than all of the shares offered by the Transferring Shareholders, the Transferring Shareholders shall transfer, on the terms and conditions of the Revised Offer, the number of shares proposed to be purchased by the Proposed Transferee, and such number shall be allocated among the Transferring Shareholders according to the ratio that the number of shares offered by each of the Transferring Shareholders bears to the number of shares offered by all of them. If the terms and conditions contained in the Revised Offer are not substantially equal to or more favourable than the Original Conditions, then the Revised Offer shall be considered a new offer for the purposes of these Regulations 35, 36 and 37 and the parties shall proceed accordingly.

37. The Members shall have the following drag along rights (the “Drag Along Rights”):

(a)	In case (i) the Selling Shareholder is an Investor Majority and it proposes to transfer all of its shares to the Proposed Transferee and (ii) the Offerees have not accepted to purchase the Offered Shares under Regulation 35(III), then the Investor Majority shall have a right to require the Offerees (the “Dragged Shareholders”) to offer to sell all of their shares (the “Drag Along Shares”) on the same terms and conditions as to price and otherwise enjoyed by the Investor Majority, provided that the Dragged Shareholders shall not be required to make any representation to the Proposed Transferee other than in relation to their title to their shares.

(b)	To exercise the right in this Regulation 37, the Investor Majority should include this election (the “Drag Along Notice”) in the Transfer Notice.

(c)	The Drag Along Shares shall be transferred to the Proposed Transferee at the same time as the Investor Majority will transfer its shares to the Proposed Transferee under Regulation 35(V).

TRANSMISSION OF SHARES BY REASON OF DEATH OR

BANKRUPTCY OR LIQUIDATION OR MERGER OR SIMILAR EVENT

38. In case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, shall be the only persons recognized by the Company as having any title to his interest in the shares. Nothing herein contained, however, shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

39. In case of death, bankruptcy, liquidation, merger or other similar event with respect to a Member, the legal representative of the Member who has died, been declared bankrupt, been liquidated, merged or is the object of a similar event, is entitled, if he adduces the necessary supporting evidence to be registered as the owner of the shares held by the said Member. Further, the above legal representative has the right to nominate another person to be registered as the transferee thereof.

40. In case the legal representative nominates another person to be the transferee of the relevant shares, he is under an obligation to disclose his above decision by carrying out all actions necessary for the contractual transfer of the relevant shares in favor of the person who has been so nominated. In this case, all the limitations, restrictions and provisions of these Regulations relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy or liquidation or merger or similar event with respect to the Member had not occurred and the notice or transfer was part of the process of a contractual transfer signed by that Member.

41. Any legal representative who would acquire a right over shares by reason of the death or bankruptcy or liquidation or merger or similar event with respect to the holder shall be entitled to the same dividends and other benefits to which he would be entitled if he were the registered holder of the relevant shares, except that he shall not, before being registered as a Member in respect of the said shares, be entitled in respect of them to exercise any right conferred by virtue of being a Member in relation to General Meetings of the Company. Provided always that the Board may at any time give notice requiring any such person to elect, the latest, within ninety (90) days either to be registered himself or to transfer the relevant shares.

42. In case the notice referred to in Regulation 41 above is not complied with within the ninety (90) day period, the Board may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the shares until the requirements of the notice have been complied with.

FORFEITURE OF SHARES

43. If a Member fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any interest which may have accrued.

44. The notice shall name a further day (not earlier than the expiration of fourteen (14) days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

45. If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.

46. A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Board thinks fit.

47. A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

48. A statutory declaration in writing that the declarant is a Director or the Secretary, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

49. The provisions of these Regulations as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the shares or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

50. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such amount, as the said resolution shall prescribe.

51. The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the provisions of section 60 (1) (d) of the Law;

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

52. The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.

GENERAL MEETINGS

53. The Company shall in each year hold a General Meeting as its Annual General Meeting in addition to any other General Meetings in that year, and shall specify the General Meeting as such in the notices calling it, and not more than fifteen (15) months shall elapse between the date of one Annual General Meeting of the Company and that of the next.

Provided that so long as the Company holds its first Annual General Meeting within eighteen (18) months of its incorporation, it need not hold it in the year of its incorporation or in the following year. The Annual General Meeting shall be held at such time and place as the Board shall appoint.

54. All General Meetings other than Annual General Meetings shall be called “Extraordinary General Meetings”.

55. The Board may, whenever it thinks fit, convene an Extraordinary General Meeting. An Extraordinary General Meeting shall also be convened by the Board on such requisition by Members, according to the provisions of section 126 of the Law or, in default, by such requisitionists themselves.

NOTICE OF GENERAL MEETINGS

56. An Annual General Meeting and a General Meeting called for the passing of a Special Resolution shall be called by twenty-one (21) days’ notice in writing at the least. The remaining of the General Meetings of the Company shall be called by fourteen days’ (14) notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the date and the hour of the General Meeting and, in case of special business, the general nature of that business and shall be given in manner hereinafter mentioned or in such other manner, if any, as maybe prescribed by the General Meetings to such persons as are, under these Regulations, entitled to receive such notices from the Company.

A General Meeting may be held via a conference call or other means whereby persons present may simultaneously hear and be heard by all the other persons present and the persons who participate in such a manner are considered to be present at the General Meeting. In such a case the meeting shall be deemed to have taken place where the Secretary of the General Meeting is situated.

Provided that a General Meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in this Regulation, be deemed to have been duly called if it is so agreed:

(a)	in the case of a General Meeting called as the Annual General Meeting, by all the Members entitled to attend and vote thereat; and

(b)	in the case of any other General Meeting, by majority in number of the Members having a right to attend and vote at the General Meeting, being a majority together holding not less than ninety five (95) per cent in nominal value of the shares giving that right.

57. The accidental omission to give notice of a General Meeting to, or the non-receipt of such a notice by, any person entitled to receive such notice, shall invalidate the proceedings at that General Meeting.

PROCEEDINGS AT GENERAL MEETINGS

58. All business shall be deemed special that is transacted at an Extraordinary General Meeting, and also all that is transacted at an Annual General Meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Board and Auditors, the election of Directors in the place of those retiring and the appointment of, and the fixing of the remuneration of, the Auditors.

59. No business shall be transacted at any General Meeting unless a quorum of Members is present at the time when the General Meeting proceeds to business; save as herein otherwise provided, two (2) Members present in person or by proxy shall be a quorum. At all times when the Company has one (1) and only Member, one (1) Member present at the General Meeting in person or by proxy shall be a quorum.

60. If within half an hour from the time appointed for the General Meeting a quorum is not present, the General Meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the Board may determine, and if at the adjourned General Meeting a quorum is not present within half an hour from the time appointed for the General Meeting, the Members present shall be a quorum.

61. The Chairman, if any, shall preside as chairman at every General Meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the General Meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the General Meeting.

62. If at any General Meeting no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the General Meeting, the Members present shall choose one of their number to be chairman of the General Meeting.

63. The chairman may, with the consent of any General Meeting at which a quorum is present (and shall if so directed by the General Meeting), adjourn the General Meeting from time to time and from place to place, but no other business shall be transacted at any adjourned General Meeting other than the business left unfinished at the General Meeting from which the adjournment took place. When a General Meeting is adjourned for thirty (30) days or more, notice of the adjourned General Meeting shall be given as in the case of an original General Meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned General Meeting.

64. At any General Meeting any resolution put to the vote of the General Meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by a Member or Members who hold shares in the Company which provide voting rights at a General Meeting for which the full amount paid equals at least one tenth (1/10) of the overall amount paid for all of the shares which provide voting rights at a General Meeting.

Unless a poll be so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

The demand for a poll may be withdrawn.

65. Except as provided in Regulation 67, if a poll is duly demanded, it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the General Meeting at which the poll was demanded.

66. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the General Meeting shall not have a second or “casting vote”.

67. A poll demanded on the election of a chairman or on a question of adjournment of the General Meeting shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the General Meeting directs, and any business other than upon which a poll has been demanded may be proceeded with, pending the taking of the poll.

VOTES OF MEMBERS

68. Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person shall have one (1) vote, and on a poll every Member shall have one (1) vote for each share of which he is the holder.

69. In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

70. A Member of unsound mind, or in respect of whom an order has been made by any Court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by the administrator of his property, his committee, receiver, curator bonis, or other person in the nature of an administrator, committee, receiver or curator bonis appointed, by that Court, and any such administrator, committee, receiver, curator bonis or other person may, on a poll, vote by proxy.

71. No Member shall be entitled to vote at any General Meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

72. No objection shall be raised to the qualification of any voter except at the General Meeting or adjourned General Meeting at which the vote objected to is given or tendered and every vote not disallowed at such General Meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the General Meeting whose decision shall be final and conclusive.

73. On a poll, the Members who have a right to vote can vote either personally or by proxy. In such a case, the authorisation granted to a proxy need not be the same for all the shares in relation to which the proxy is being appointed by the Member.

74. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company.

75. The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company or at such other place within Cyprus as is specified for that purpose in the notice convening the General Meeting, at any time before the time for holding the General Meeting or adjourned General Meeting, at which the person named in the instrument proposes to vote, or, in the case of a poll, at any time before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

76. An instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit-

“             (Name of the Company)          Limited

I/We     , of                      being a Member/Members of the above-named Company, hereby appoint,         , of             , or failing him                      of         ,          as my/our proxy to vote for me/us or on my/our behalf at the (Annual or Extraordinary, as the case may be) General Meeting of the Company, to be held on the day      of                     ,20     , and at any adjournment thereof.

Signed this day of                     , 20

77. Where it is desired to afford Members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit-

(Name of the Company)         Limited.

I/We     ,     , of                     . being a Member/Members of the above-named Company, hereby appoint,         , of              or failing him                      of                     , as my/our proxy to vote for me/us or on my/our behalf at the (Annual or Extraordinary, as the case may be) General Meeting of the Company, to be held on the day      of             , 20    , and at any adjournment thereof.

Signed this day of                     , 20    ”

This form is to be used in favour of/* against the resolution. Unless otherwise instructed, the proxy will vote as he thinks fit.

*	Strike out whichever is not desired in this case.”

78. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

79. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at its office before the commencement of the General Meeting or adjourned General Meeting at which the proxy is used.

80. Subject to the provisions of the Law, a resolution in writing signed or approved by letter, email or facsimile by each Member for the time being entitled to receive notice of and to attend and vote at General Meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a General Meeting of the Company duly convened and held. Any such resolution may consist of several documents in the like form each signed by one or more of the Members or their attorneys, and signature in the case of a corporate body which is a Member shall be sufficient if made by a director or other authorised officer thereof or its duly appointed attorney.

CORPORATIONS ACTING BY REPRESENTATIVES AT GENERAL MEETINGS

81. Any corporation which is a Member of the Company may by resolution of its board of directors or other governing body authorise such person as it thinks fit to act as its representative at any General Meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents, as that corporation could exercise if it were an individual Member of the Company.

BOARD OF DIRECTORS

82. Unless and until otherwise determined by the Company in General Meeting there shall be no minimum or maximum number of Directors. The first Directors of the Company shall be appointed in writing by the subscribers to the Memorandum of Association or a majority of them and it shall not be necessary to hold any General Meeting for that purpose.

83. The remuneration of the Directors shall from time to time be determined by the Company in General Meeting. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid all traveling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board or any committee of the Board or General Meetings of the Company or in connection with the business of the Company.

84. The shareholding qualification for Directors may be fixed by the Company in General Meeting, and unless and until so fixed no qualification shall be required.

85. The Directors of the Company may be or become members of the board of directors or other officers of, or otherwise be interested in any company promoted by the Company or in which the Company may be interested as a shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company unless the Company otherwise directs.

BORROWING POWERS

86. The Directors may exercise all the powers of the Company to borrow or raise money without limitation or to guarantee and to mortgage, pledge, assign or otherwise charge its undertaking, property, assets, rights, choses in action and book debts, receivables, revenues and uncalled capital or any part thereof and to issue and create debentures, debenture stock, mortgages, pledges, assignments, charges or other securities as security for any debt, liability or obligation of the Company or of any third party.

POWERS AND DUTIES OF THE BOARD OF DIRECTORS

87. The business of the Company shall be managed by the Board, who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Law or by these Regulations, required to be exercised by the Company in General Meeting, subject, nevertheless to any of these Regulations, to the provisions of the Law and to such Regulations, being not inconsistent with the aforesaid Regulations or provisions as may be prescribed by the Company in General Meeting. But no Regulation made by the Company in General Meeting shall invalidate any prior act of the Board which would have been valid if that Regulation had not been made.

88. The Board may from time to time and at any time appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Board, to be the authorised representative or attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Regulations) and for such period and subject to such conditions as it may think fit, and any such authorisation or power of attorney may contain such provisions for the protection and convenience of persons dealing with any such authorised representative or attorney as the Board may think fit and may also authorise the aforementioned authorised representative or attorney to delegate all or any of the powers, authorities and discretion vested in him.

89. The Company may exercise the powers conferred by section 36 of the Law with regard to having an official Seal for use abroad, and such powers shall be vested in the Board.

90. The Company may exercise the powers conferred upon the Company by the Law with regard to the keeping of a register outside Cyprus, and the Board may (subject to the provisions of the Law) make and vary regulations as it may think fit with respect to the keeping of any such register.

91.	(1) A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Board in accordance with section 191 of the Law.

(2) The Directors may vote in respect of any contract or proposed contract notwithstanding that they may be interested therein and if they do so their vote shall be counted and they may be counted in the quorum at any meeting of the Board at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

(3) The Directors may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with their office of Director for such period and on such terms (as to remuneration and otherwise) as the Board may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Directors so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Directors holding that office or of the fiduciary relation thereby established.

(4) The Directors may act in a professional capacity by themselves or through the firm to which they belong for the Company, and they or the firm to which they belong to shall be entitled to remuneration for their professional services, without taking into account their capacity as Directors. Provided that nothing herein contained shall authorise a Director or the firm to which he belongs to act as Auditors of the Company.

92. All cheques, promissory notes, drafts, bills of exchange, and other negotiable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

93. The Board shall cause minutes to be made in books provided for the purpose:-

(a)	of all appointments of officers made by the Board;

(b)	of the names of the Directors present at each meeting of the Board and of any committee of the Board; and

(c)	of all resolutions and proceedings at all General Meetings, of meetings of the Board, and of committees of the Board.

PENSIONS

94. The Board may grant retirement pensions or annuities or other gratuities or allowances, including allowances on death, to any person or persons in respect of services rendered by him or them to the Company, whether as managing Directors or in any other office or employment under the Company or indirectly as officers or employees of any subsidiary or Affiliate company of the Company, notwithstanding that he or they may be or may have been a Director of the Company and the Company may make payments towards insurance, trusts, schemes or funds for such purposes in respect of such person or persons and may include rights in respect of such pensions, annuities and allowances in the terms of engagement of any such person or persons.

DISQUALIFICATION OF DIRECTORS

95. The office of any of the Directors shall be vacated if the Director:-

(a)	ceases to be a Director by virtue of section 176 of the Law; or

(b)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)	becomes prohibited from being a Director by reason of any order made under section 180 of the Law; or

(d)	becomes of unsound mind; or

(e)	resigns his office by notice in writing to the Company.

APPOINTMENT OF ADDITIONAL DIRECTORS

AND REMOVAL OF DIRECTORS

96. The Board shall have power at any time, and from time to time, to appoint any person to be a Director, either to fill a vacancy or as an addition to the existing Directors, but so that the total number of Directors shall not at any time exceed the number fixed in accordance with these Regulations. Any Director so appointed shall hold office only until the next following Annual General Meeting, and shall then be eligible for re-election.

97. The Company may by Ordinary Resolution, of which special notice has been given in accordance with section 136 of the Law, remove any Director before the expiration of his period of office notwithstanding anything in these Regulations or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

98. At any time, and from time to time, the Company may (without prejudice to the powers of the Board under Regulation 96) by Ordinary Resolution appoint any person as Director and determine the period for which such person is to hold office.

PROCEEDINGS OF MEETINGS OF THE BOARD

99. The Board may meet together for the despatch of business, adjourn, and otherwise regulate its meetings as it thinks fit, and questions arising at any meeting shall be decided by a simple majority of votes. In case of equality of votes the Chairman shall not have a second or casting vote. Any Director may, and the secretary on the requisition of a Director shall, at any time summon a meeting of the Board. It shall be necessary to give at least a ninety six (96) hour notice of a meeting of the Board to any Director. A meeting may be held by telephone or other means whereby all persons present may at the same time hear and be heard by everybody else present and persons who participate in this way shall be considered present at the meeting. In such case the meeting shall be deemed to be held where the secretary of the meeting is located. All Board and committee meetings shall take place in Cyprus where the management and control of the Company shall rest.

100. The quorum necessary for the transaction of the business of the Board may be fixed by the Board, and unless so fixed shall be one (1) Director or his alternate.

101. The continuing Directors may act notwithstanding any vacancy in their body, but if, and so long as, their number is reduced below the number fixed by or pursuant to these Regulations as the necessary quorum of Board meetings, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a General Meeting, but for no other purpose.

102. The Board may elect a Chairman of its meeting and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

103. The Board may delegate any of its powers to a committee or committees consisting of one or more Directors as the Board thinks fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board as to its powers, constitution, proceedings, quorum or otherwise.

104. A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within fifteen (15) minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

105. Subject to any regulations imposed on it by the Board, a committee may meet and adjourn as it thinks proper, and questions arising at any meeting shall be determined by a majority of votes of its members present.

106. All acts done by any meeting of the Board or of a committee of Board or by any person acting in his capacity as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

107. A resolution in writing signed or approved by letter, email or facsimile by each Director or his alternate shall be as valid and effectual as if it had been passed at a meeting of the Board or a committee duly convened and held and when signed may consist of several documents each signed by one or more of the persons aforesaid.

ALTERNATE DIRECTORS

108. (a) Each Director shall have power from time to time to nominate another Director or any person not being a Director, to act as his alternate Director, either to act for a specific purpose or in general and at his discretion to remove such alternate Director.

(b)	An alternate Director shall (except as regards power to appoint an alternate Director and remuneration) be subject in all respects to the terms and conditions existing with reference to the Directors, and shall be entitled to receive notices of all meetings of the Directors and to attend, speak and vote at any such meeting at which his appointor Director is not present.

(c)	One person may act as alternate Director to more than one Director and while he is so acting shall be entitled to a separate vote for each Director he is representing and, if he is himself a Director, his vote or votes as an alternate Director shall be in addition to his own vote.

(d)	Any appointment or removal of an alternate Director may be made by letter, email, facsimile or in any other manner approved by the Board. Any email or facsimile shall be confirmed as soon as possible by letter but may be acted upon by the Company meanwhile.

(e)	If a Director making any such appointment as aforesaid shall cease to be a Director otherwise than by reason of vacating his office at a General Meeting at which he is re-elected, the person appointed by him shall thereupon cease to have any power or authority to act as an alternate Director.

(f)	An alternate Director shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Board attended by him at which he is entitled to vote.

MANAGING DIRECTOR

109. The Board may from time to time appoint one or more Directors to the office of managing Director for such period and on such terms as it thinks fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. His appointment shall be automatically terminated if he ceases for any cause to be a Director.

110. A managing Director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Board may determine.

111. The Board may entrust to and confer upon a managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as it may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

SECRETARY

112. The Secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any Secretary so appointed may be removed by it.

113. No person shall be appointed or hold office as Secretary who is:-

(a)	the sole Director of the Company; or

(b)	a corporation the sole director of which is at the same time the sole Director of the Company; or

(c)	the sole director of a corporation which is the sole Director of the Company.

These restrictions shall not apply at all times when the Company has one and only Member.

114. A provision of the Law or these Regulations requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary. The present Regulation shall not apply at all times when the Company has one and only Member.

THE SEAL

115. The Board shall provide for the safe custody of the Seal, which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf, and every instrument to which the Seal shall be affixed shall be signed by a Director or his alternate and shall be countersigned by the Secretary or by a second Director or his alternate or by some other person appointed by the Board for this purpose.

DIVIDENDS AND RESERVE

116. The Company in General Meeting may declare dividends, but no dividend shall exceed the amount recommended by the Board.

117. The Board may from time to time distribute to the Members such interim dividends as appear to the Board to be justified by the profits of the Company.

118. No dividend shall be declared otherwise than out of profits.

119. The Board may, before recommending any dividend, set aside out of the profits of the Company such sums as it thinks proper as a reserve or reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Board may from time to time think fit. The Board may also without placing the same to the reserve carry forward any profits which it may think prudent not to distribute.

120. Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and distributed according to the amounts distributed or credited as distributed on the shares in respect whereof the dividend is distributed, but no amount distributed or credited as distributed on a share in advance of calls shall be treated for the purposes of this Regulation as distributed on the share. All dividends shall be apportioned and distributed proportionately to the amounts distributed or credited as distributed on the shares during any portion or portions of the period in respect of which the dividend is distributed; but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

121. The Board may deduct from any dividend distributable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

122. When the Company declares a dividend or bonus according to the present Regulations, it may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Board shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Board may settle the same as it thinks expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board.

123. Any dividend, interest or other moneys distributed in cash in respect of shares may be distributed by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named in the register of Members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other moneys distributable in respect of the shares held by them as joint holders.

124. No dividend shall bear interest against the Company.

ACCOUNTS

125. The Board shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

126. The books of account shall be kept at the registered office of the Company, or, subject to section 141(3) of the Law, at such other place or places as the Board thinks fit, and shall always be open to the inspection of the Directors.

127. The Board shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Board or by the Company in General Meeting.

128. The Board shall from time to time, in accordance with sections 142 and 151 of the Law, cause to be prepared and to be laid before the Company in General Meeting such profit and loss accounts, balance sheets, group accounts (if any) and reports as are referred to in the aforesaid sections.

129. A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the Company in General Meeting, together with a copy of the Auditors’ report shall, not less than twenty-one (21) days before the date of the General Meeting, be sent to every Member of, and every holder of debentures of the Company and to every person registered under Regulation 39:

Provided that this Regulation shall not require a copy of those documents to be sent to any person of whose. address the Company is not aware or to more than one of the joint holders of any shares or debentures.

CAPITALISATION OF PROFITS

130. The Company in General Meeting may upon the recommendation of the Board resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution, amongst the Members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such Members respectively or paying up in full unissued shares or debentures of the Company to be allotted, distributed and credited as fully paid up to and amongst such Members in the proportions aforesaid, or partly in the one way and partly in the other, and the Board shall give effect to such resolution:

Provided that the share premium account and the capital redemption reserve fund may, for the purposes of this Regulation, only be applied in the paying up of unissued shares to be issued to Members of the Company as fully paid bonus shares.

131. Whenever such a resolution as aforesaid shall have been passed, the Board shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid up shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Board to follow such provisions by the issue of fractional certificates or by payment in cash or otherwise as it thinks fit for the case of shares or debentures becoming distributable in fractions and also to authorise any person to enter on behalf of all the Members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment up by the Company on their behalf, by the application thereto of their respective proportions of the profits resolved to be capitalised, of the amounts or any part of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such Members.

AUDIT

132. Auditors shall be appointed and their duties regulated in accordance with the Law.

NOTICES

133. A notice may be given by the Company to its Members either personally or by sending it by post: email or facsimile to them or to their registered address. Where a notice is sent by post, service of the notice shall be deemed to be effected, provided that it has been properly mailed, addressed, and posted, at the expiration of twenty-four (24) hours after same is posted. Where a notice is sent by email or facsimile it shall be deemed to be effected as soon as it is sent, provided in the event of email there is no notification of non-receipt and in the event of facsimile there will be the relevant transmission confirmation.

134. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of Members in respect of the share.

135. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like descriptions, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

136. Notice of every General Meeting shall be given in any manner herein-before authorised to:

(a)	every Member except those Members who have not supplied to the Company a registered address for the giving of notices to them;

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the General Meeting; and

(c)	the Auditors.

No other person shall be entitled to receive notices of General Meetings.

WINDING UP

137. If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Law, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems reasonable upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

138. Every Director or other officer for the time being of the Company shall be indemnified out of the assets of the Company against any losses or liabilities which he may sustain or incur in or about the execution of his duties including liability incurred by him in defending any proceedings whether civil or criminal in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 383 of the Law in which relief is granted to him by the Court and no Directors or officers of the Company shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Regulation shall only have effect insofar as its provisions are not avoided by section 197 of the Law.

NAMES, ADDRESSES AND DESCRIPTION OF SUBSCRIBERS

A.T.S. NOMINEES LIMITED

Limited Liability Company

Registration Number 52415

2-4 Arch. Makarios III Av.

Capital Center, 9th Floor

Nicosia 1065

CYPRUS

Dated this day of 2009

Witness to the above signatures:

ELSIE PRAXITELOUS
Secretary
2-4 Arch. Makarios III Av.
Capital Center, 9th Floor
Nicosia 1065

I confirm that I drafted the above Memorandum and Articles of Association of the Company

Lawyer
2-4 Arch. Makarios III Av.
Capital Center, 9th Floor
Nicosia 1065
CYPRUS